UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

CHINA ENTERTAINMENT GROUP, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☐ No fee required

☒ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4.	Proposed maximum aggregate value of transaction: $1
5.	Total fee paid: $0.0002

☐ Fee paid previously with preliminary materials

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No:
3.	Filing Party:
4.	Date Filed:

China Entertainment Group, Inc.
Unit 3409 Shun Tak Centre, West Tower
168-200 Connaught Road Central, Hong Kong

___________, 2008

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

Dear Stockholder:

This Notice and Information Statement are being furnished to you to provide a description of actions taken on January 17, 2008 by the holder of approximately 85% of our outstanding shares of common stock in accordance with Sections 78.320 and 78.565 of the Nevada Revised Statutes. This Information Statement is first being mailed to stockholders on or about ____________, 2008 and relates to the following actions of our majority stockholder:

•
Approval and authorization of the sale and purchase of 120 shares of the issued share capital of Metrolink Pacific Limited (“MPL”) dated as of January 17, 2008 (the “Purchase Agreement”), by and among China Entertainment Group, Inc. (the “Company”) and Imperial International Limited (“Imperial”), and the transactions described therein and contemplated thereby (this transaction is hereinafter referred to as the “Asset Sale Transaction”).

The Asset Sale Transaction will not close until a date not less than 21 calendar days after we mail this Information Statement to our record stockholders. Under applicable federal securities laws, the Asset Sale Transaction cannot be completed until at least 20 calendar days after the date on which an information statement in definitive form is mailed to stockholders in accordance with the rules of the Securities and Exchange Commission.  Pursuant to the Purchase Agreement, Imperial shall acquire 100% of the issued and outstanding shares of capital stock of MPL, a British Virgin Islands company, in exchange for $1.00 in cash payment to the Company.

The Purchase Agreement is included as Annex A to the accompanying Information Statement.  The Asset Sale Transaction will constitute a sale of substantially all of the Company’s assets within the meaning of the Nevada Revised Statutes, and thus, we have obtained the approval of the holder of a majority of the issued and outstanding common stock of the Company.  The Company’s board of directors approved the Purchase Agreement and the transaction contemplated thereby on January 17, 2008.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Your vote or consent is not requested or required to approve these matters.  The accompanying Information Statement is furnished only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and related provisions.

Sincerely, /s/ Tang Chien Chang Tang Chien Chang Chief Executive Officer and Director

China Entertainment Group, Inc.
Unit 3409 Shun Tak Centre, West Tower
168-200 Connaught Road Central, Hong Kong

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND A PROXY

This Information Statement is being mailed on or about ___________, 2008 to our stockholders of record at the close of business on January 17, 2008 to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

On January 17, 2008, the holders of 109,623,006 shares of common stock, representing approximately 85% of the total number of issued and outstanding shares of our capital stock entitled to vote on this matter, approved the following resolution by written consent:

•
Approval and authorization of the sale and purchase of 120 shares of the issued share capital of Metrolink Pacific Limited (”MPL”) dated as of January 17, 2008 (the “Purchase Agreement”), by and among China Entertainment Group, Inc. (the “Company”) and Imperial International Limited (“Imperial”), and the transactions described therein and contemplated thereby (this transaction is hereinafter referred to as the “Asset Sale Transaction”).

The Asset Sale Transaction will not close until a date not less than 21 calendar days after we mail this Information Statement to our record stockholders. Under applicable federal securities laws, the Asset Sale Transaction cannot be completed until at least 20 calendar days after the date on which an information statement in definitive form is mailed to stockholders in accordance with the rules of the Securities and Exchange Commission.  As of January 17, 2008, we had 128,963,425 shares of common stock issued and outstanding, all of which are voting securities that would be entitled to vote on this matter at a special meeting of stockholders if one were to be held.  Each share of common stock is entitled to one vote.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible, our board of directors obtained the written consent of our stockholders who, in the aggregate, hold shares representing more than 50% of the Company's issued and outstanding shares of voting capital stock.  Accordingly, no other vote or stockholder action is required.

We will pay the expenses of furnishing this Information Statement, including the costs of preparing, assembling and mailing this Information Statement. We will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  NO VOTE OR OTHER ACTION BY OUR STOCKHOLDERS IS REQUIRED IN RESPONSE TO THIS INFORMATION STATEMENT.  NEVERTHELESS, YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY AND IN ITS ENTIRETY.

Any stockholder who desires more information regarding the Company may review the Company's filings with the Securities and Exchange Commission. We are a public company and file annual, quarterly and current reports, proxy statements, and other information with the Commission.  Copies of the reports, proxy statements, and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of such documents by writing to the Commission and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission.

The date of this Information Statement is ____________, 2008.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements and should be read in conjunction with the consolidated financial statements and related notes thereto. China Entertainment Group, Inc. is referred to herein as "we" or "the Company" or "China Entertainment Group" or "our." The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will “continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Such statements include those concerning expected financial performance, corporate strategy, and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) general economic conditions in China; (b) regulatory factors in China that may lead to additional costs or otherwise negatively affect our business; (c) our ability to manage our planned growth efficiently, including whether our management will be able to: (i) identify, hire, train, retain, motivate and manage required personnel or (ii) successfully manage and exploit existing and potential market opportunities; (d) our ability to generate sufficient revenues or obtain financing to sustain and grow our operations; and (e) our ability to successfully fulfill our primary cash requirements.

Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 (the "Reform Act") are unavailable to issuers of penny stock. Our shares may be considered penny stock, and as a result of such safe harbors set forth under the Reform Act are unavailable to us.

SUMMARY TERM SHEET

The following summary highlights selected information from this Information Statement relating to the sale of Metrolink Pacific Limited (“MPL”). Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement, the annexes attached hereto, and the documents referred to or incorporated by reference herein. Each item in this summary includes a page reference directing you to a more complete description of that item. We encourage you to read this Information Statement and the annexes attached hereto in their entirety. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Parties to the Asset Sale Transaction (Page ___)

China Entertainment Group, Inc.
Unit 3409 Shun Tak Centre, West Tower
168-200 Connaught Road Central, Hong Kong
011-852-2313-1888

Imperial International Limited.
c/o 57th Floor, The Center
99 Queen’s Road Central, Hong Kong
011-852-2861-8471

The Sale of Metrolink Pacific Limited (Page ___)

On January 17, 2008, the Company entered into an agreement for the sale and purchase of 120 shares of the issued share capital of Metrolink Pacific Limited (the "Purchase Agreement") with Imperial International Limited (“Imperial”) pursuant to which, at the closing, Imperial will acquire all of the outstanding common stock of MPL from the Company in exchange for $1.00 in cash payment to the Company (the “Sale”).  The Asset Sale Transaction will constitute the sale of substantially all of the Company's assets.

PARTIES TO THE SALE

China Entertainment Group, Inc.

The Company is a Nevada corporation with its principal executive offices at Unit 3409 Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong. The Company's telephone number is 011-852-2313-1888. The Company is a multi-faceted entertainment company with operations, together with its subsidiaries, in film, television, print and music artist management fees comprised of talent development fees, artist casting, booking and brokering commissions, and artist promotional fees.

The Company’s common stock is quoted on the National Quotation Bureau's Pink Sheets under the symbol “CGRP.” On January 17, 2008, the last reported sale price of our common stock on the OTC Bulletin Board was $0.016 per share.

Imperial International Limited

Imperial is a British Virgin Islands company with its principal executive officers at c/o 57th Floor, The Center, 99 Queen’s Road Central, Hong Kong. Imperial’s telephone number is 011-852-2861-8471. Imperial’s principal business is holding and licensing film rights and investment holdings.

Metrolink Pacific Limited

 MPL is not a party to the Purchase Agreement, but is the subject of the Purchase Agreement. MPL is a British Virgin Islands company with its principal executive offices at Unit 3409 Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong. MPL’s telephone number is 011-852-2313-1888. MPL is a wholly owned subsidiary of the Company. MPL provides artist management, talent development and artist brokering services through the following wholly owned subsidiaries of MPL:

●
China Star Management Limited ("CSML") was incorporated under the laws of the Hong Kong on September 6, 1985. CSML provides talent management and talent brokering services, including locating projects, contract negotiations, work scheduling, artist training and development, image building and improvement, publicity campaigns, and providing personal assistant services in Hong Kong.

●
Anglo Market International Limited ("AMIL") was incorporated under the laws of the British Virgin Islands on September 15, 2000. AMIL also provides talent management and talent brokering services, including locating projects, contract negotiations, work scheduling, artist training and development, image building and improvement, publicity campaigns, and providing personal assistant services outside Hong Kong.

●
Metrolink Global Limited ("MGL") was incorporated under the laws of the British Virgin Islands on September 10, 2004. MGL primarily manages one artist's business in the People’s Republic of China, including locating projects, contract negotiations and providing personal assistant services.

THE SALE

Structure of the Asset Sale Transaction

Pursuant to the Purchase Agreement, Imperial shall acquire 100% of the issued and outstanding shares of capital stock of MPL for $1.00 in cash payment to the Company.  The Asset Sale Transaction will constitute the sale of substantially all of the Company's assets.

Background of and Reasons for the Asset Sale Transaction

On November 17, 2004, our Board of Directors unanimously approved, subject to shareholder approval, entering into a Share Exchange Agreement (the "Exchange Agreement") with MPL, an international business company organized to do business under the laws of the British Virgin Islands. At that time, MPL was wholly owned by Imperial, a company incorporated under the laws of the British Virgin Islands. Imperial’s parent company and 100% owner is Together Again Limited ("Together Again"). On November 17, 2004, the Board also approved, subject to shareholder approval, amendments to our Articles of Incorporation to change our corporate name ("Name Change") from Interactive Marketing Technology, Inc. to China Artists Agency, Inc. ("China Artists"), and to increase the authorized common stock of the Company to 200,000,000 shares (the "Authorized Share Increase"). Further, on that same date, and also subject to shareholder approval, the Board approved a 1 for 1.69 reverse stock split to accommodate the terms of the Exchange Agreement (the "Reverse Split"), and a spin-off of the Company's existing business, including its assets and liabilities, into a Nevada corporation formed as the Company's wholly owned subsidiary into a separate public company by means of pro-rata share dividend.

On November 17, 2004, the Company, as contemplated under the Exchange Agreement, issued an aggregate of 109,623,006 shares of its common stock to Imperial, the sole shareholder of MPL, in exchange for 100% of the issued and outstanding shares of MPL capital stock transferred to China Artists by Imperial at the closing (the "Share Exchange"). Upon completion of the share exchange transaction, MPL became the Company's wholly owned subsidiary, and China Artist's former owner subsequently transferred control of the Company to Imperial. On June 27, 2005, the Company's Board of Directors and the Company's majority shareholder approved and authorized a name change to “China Entertainment Group, Inc,” which became effective on August 4, 2005.

Subsequent to the share exchange and to maintain our competitiveness, we sought to maintain good relationships with our senior artists. In addition, we continued to search for and foster talented artists, and we actively sought more artists from the People's Republic of China, Hong Kong and Taiwan. We believed that the infusion of new talent would enhance our Company's competitiveness and bring fresh input into the entertainment industry. However, the entertainment industry, particularly the film industry, in Hong Kong has encountered greater challenges during the past few years, including the issue of infringement on intellectual property rights. In addition to the popularity of copied compact discs, advances in information technology, especially the improvement in BT (bit torrent) point to point technology and the rapid growth of peer-to-peer sharing activity on the Internet, have caused decreased revenues in the film industry. The demand and rates for our artists suffered from a decrease in the number of films produced, and this has resulted in a continuing loss of revenue for the Company. The Company came into a net liability position and must be financially supported by its holding companies.

In order to minimize our operating expenses, management and our board of directors decided to restructure the Company.

Approval of the Asset Sale Transaction

After careful consideration, on January 17, 2008, the board of directors of the Company unanimously approved the Purchase Agreement and the transactions contemplated thereby, determined that the Purchase Agreement and the transactions contemplated thereby are in the best interests of the Company and the Company's stockholders, and recommended that our stockholders vote to approve the Purchase Agreement and the transactions contemplated thereby. The Company believes that the consideration of $1.00 is a reasonable purchase price as the Company’s artist management division, operated through the wholly owned subsidiaries of MPL, incurred substantial losses during the years ended December 31, 2006 and December 31, 2007 and had net liabilities of approximately $1,610,000 as of December 31, 2007, after waiving the inter-company balance due from the Company to a MPL subsidiary. The Company does not expect any improvement in the results of this division in the foreseeable future. Given such results and expectations, the Company does not believe that a higher purchase price is reasonable.

The Asset Sale Transaction will constitute a sale of substantially all of the Company's assets within the meaning of the Nevada Revised Statutes (“NRS”). Section 78.565 of the NRS permits a Nevada corporation to sell all or substantially all of its assets if the sale is approved by the stockholder holding a majority of the shares entitled to vote thereon. Under Section 78.320 of the NRS, unless otherwise provided in a corporation's articles of organization or bylaws, any action required or permitted to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent to that action is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted.

On January 17, 2008, the stockholder of the Company holding in excess of a majority of the outstanding shares of the Company's common stock, constituting the sole class of voting securities of the Company, executed and delivered to the Company their consent approving the Purchase Agreement and the transactions contemplated thereby. The stockholder consent is sufficient under Nevada law to approve the Purchase Agreement without the requirement of any other stockholder vote. No further action of the stockholders is required to approve the Asset Sale Transaction.  However, the Asset Sale Transaction will not close until a date not less than 21 calendar days after we mail this Information Statement to our record stockholders. Under applicable federal securities laws, the Asset Sale Transaction cannot be completed until at least 20 calendar days after the date on which an information statement in definitive form is mailed to stockholders in accordance with the rules of the Securities and Exchange Commission.

The table below sets forth the actual shares of common stock over which the parties executing the written consent have voting authority. As of January 17, 2008, the record date for approval of this transaction, there were outstanding 128,963,425 shares of common stock of the Company.

Shareholder Name	Number of Shares Owned	Percentage

Imperial International Limited Unit 3409 Shun Tak Centre West Tower 168-200 Connaught Road Central Hong Kong	109,623,006	85%

TOTAL	109,623,006	85%

Assets Subject to Sale

The assets to be sold by us to Imperial consist of substantially all of our assets. The assets to be sold to Imperial are 120 shares of capital stock of MPL, representing 100% of the entire issued share capital of MPL.

Consideration

Pursuant to the Purchase Agreement, Imperial shall acquire 100% of the issued and outstanding shares of capital stock of MPL in exchange for $1.00 in cash payment to the Company.

China Entertainment Group’s Structure after the Asset Sale; Pro Forma Financial Information

After completion of the Asset Sale Transaction, we will continue to operate as a public company. Our common stock will continue to be quoted on Pink Sheets under the symbol “CGRP.”

Upon consummation of the Asset Sale Transaction, we will consist of a corporate shell with minimal assets and liabilities related to corporate administrative expenses. It is anticipated that the Company will seek to find a private, operating company with which to combine, and accordingly some general and administrative expenses will be incurred until a transaction might be completed. It is expected that these expenses will be directly related to the maintenance of the corporate structure, audit and tax filings, and other required public filings.

Set forth below are (1) the balance sheet for the Company as of December 31, 2007 showing pro forma adjustments assuming the Asset Sale Transaction had occurred on that date, and (2) the consolidated statements of operations for the Company for the year ended December 31, 2007 showing pro forma adjustments assuming the Asset Sale Transaction had occurred on January 1, 2007.

Audited Consolidated Balance Sheet
As of December 31, 2007

December 31, 2007
ASSET
Current Asset
Amount due from an affiliate	$1

Total asset	$1

STOCKHOLDERS’ EQUITY
Commitments and contingencies

Stockholders’ Equity
Common stock, $0.001 par value; 200,000,000 shares authorized;
128,963,425 shares issued and outstanding	$128,963
Additional paid-in capital	118,762
Accumulated deficit	(247,724)
Total stockholders’ equity	1

Total stockholders’ equity	$1

Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2007

	The Company	Pro Forma Adjustments		Pro Forma Adjusted Balance

General and administrative expenses	$(221,012)			$(221,012)

Loss from continuing operation before income tax	(221,012)			(221,012)

Income tax	-			-
Net loss from continuing operation	(221,012)			(221,012)

Discontinued operation:
Loss from operation of MPL and its subsidiaries	(307,548)	307,548	(A)	-
Gain on disposal of subsidiaries	1,609,896	(650,624	)(B)	959,272
Net income from discontinued operation	1,302,348			$738,260

Net income	$1,081,336			$738,260

Basic and diluted earning (loss) per share from:
Continuing operation	$(0.002)			$(0.002)
Discontinued operation	0.010	(0.002)	(C)	0.008
	$0.008			$0.006

Basic and diluted weighted average shares outstanding	128,963,425			128,963,425

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
OF CHINA ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES

A.	The loss from operation of MPL and its subsidiaries from January 1, 2007 to December 31, 2007 is taken out as if the Asset Sale Transaction became effective on January 1, 2007.
B.
The gain on disposal of subsidiaries was adjusted based on the net financial position of MPL and its subsidiaries as if the Asset Sale Transaction became effective on January 1, 2007. As of January 1, 2007, MPL and its subsidiaries had net liabilities of approximately $960,000, after waiving the inter-company balance due from the Company to a MPL subsidiary.

C.	The earning per share from discontinued operation was adjusted based on the pro forma net income from discontinued operation as if the Asset Sale Transaction became effective January 1, 2007.

Accounting Treatment

Upon completion of the Asset Sale Transaction, the assets and liabilities of MPL and its subsidiaries will be deconsolidated from our consolidated balance sheet. For accounting purposes, the Company is expected to reflect a gain on the Asset Sale Transaction of approximately $1,610,000.

Certain United States Federal Income Tax Considerations

       The Asset Sale Transaction will be treated as a taxable transaction for federal and state tax purposes.

Regulatory Approvals

The Company is not required to obtain the approval of any state or federal regulatory agency in order to consummate the Asset Sale Transaction.

Absence of Dissenters' Rights

No dissenters' or appraisal rights are available to the Company's stockholders under the NRS in connection with the Purchase Agreement or transactions contemplated thereby.

INTEREST OF CHINA ENTERTAINMENT GROUP DIRECTORS AND OFFICERS IN THE SALE

In connection with the Asset Sale Transaction, certain of the Company’s directors and officers may have interests in the Asset Sale Transaction that may be different from, or in addition to, their interests as Company stockholders.  These additional interests were known by the members of the Company’s board of directors and were considered when they approved the Purchase Agreement.

Specifically, Tang Chien Chang, the Company’s Chief Executive Officer and director, and Chen Ming Yin Tiffany, a director, hold indirect ownership in Imperial, the Company’s majority stockholder, who approved the Asset Sale Transaction, providing them with interests in the Asset Sale Transaction that are different from, or in addition to, their interests as stockholders. The details of the indirect ownership of Tang Chien Chang and Chen Ming Yin Tiffany are as follows:

•	MPL’s board of directors consists of Tang Chien Chang, Chen Ming Yin Tiffany, and Kim Min Sup.
•	Imperial is an 85% owner of the Company as of the record date.
•	Imperial is wholly owned by Together Again.
•	Together Again is 51% owned by Colima Enterprises Limited (“Colima”) and 49% owned by China Star Entertainment Limited (“China Star”).
•
Tang Chien Chang and Kim Min Sup are directors of Colima, which is 50% owned by Givon Enterprises Corp. (“Givon”) and 50% owned by Stylish Century Enterprises, Inc. (“Stylish”). Tang Chien Chang is the sole director of Givon, which is wholly owned by Chartwell Overseas Limited (“Chartwell”), which is wholly owned by Tang Chien Chang, who is also the sole director of Chartwell. Kim Min Sup is the sole director of Stylish, which is wholly owned by Mantex Holdings, Limited (“Mantex”), which is wholly owned by Kim Min Sup, who is also the sole director of Mantex.

•
China Star is 0.71% owned by Chen Ming Yin Tiffany, 16.78% owned by Porterstone Limited (“Porterstone”), and 0.62% owned by Dorest Company Limited, which is wholly owned by Glenstone Investments Limited, which is 60% owned by Porterstone. Porsterstone is wholly owned by Chen Ming Yin Tiffany.

THE PURCHASE AGREEMENT

The following summarizes material provisions of the Purchase Agreement, a copy of which is attached to this Information Statement as Annex A and which we incorporate by reference into this document.  This summary does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the Purchase Agreement and not by this summary or any other information contained in this Information Statement. The discussion of the Purchase Agreement is qualified in its entirety by reference to the document.  All stockholders of the Company are urged to read the Purchase Agreement carefully and in its entirety.

A description of the Purchase Agreement in this Information Statement has been included to provide you with information regarding its terms. The Purchase Agreement contains representations and warranties made by and to the Company and Imperial as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Purchase Price

Subject to the terms and conditions of the Purchase Agreement, the Imperial shall acquire 100% of the outstanding shares of registered capital of MPL in exchange for $1.00 in cash payment to the Company.

Representations and Warranties

The Company makes various representations and warranties in the Purchase Agreement. Our representations and warranties relate to, among other things:

•	the Company’s title to capital shares of MPL;

•	MPL’s capitalization; and

•	absence of undisclosed liabilities.

The Purchase Agreement also contains various representations and warranties made by Imperial that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	its corporate power and authority and due authorization to enter into the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement;

•
absence of any violation of or conflict with or breach of its governing documents, applicable law, certain agreements, or any order, judgment, or decree of any court of governmental agency to which Imperial is a party as a result of entering into the Purchase Agreement and any ancillary agreements and consummating the Asset Sale Transaction; and

•
receipt, and disclosure to the Company, of consents and approvals of governmental entities required, if any, in connection with the execution, delivery, or performance by Imperial of the Purchase Agreement.

Further Action; Efforts

Subject to certain limitations, the Company and Imperial have agreed to use all reasonable efforts to, among other things:

•	not release any public announcement of the transactions contemplated by the Purchase Agreement except as required by applicable laws;

•	supply such information as may be reasonably necessary to be included in documents to be made public; and

•	execute all deeds and documents and do all things necessary as the other party may reasonably require to consummate the transactions contemplated by the Purchase Agreement.

Conditions to Closing; Closing Date

The obligations of the parties to complete the Asset Sale Transaction are subject to the satisfaction, as of the closing date, of the closing conditions that include:

•
the absence of any event since the date of the Purchase Agreement to closing, the consequence of which is to materially and adversely affect the financial position, business or property, results of operations, or business prospects of the Company and its subsidiaries;

•	approval of the Asset Sale Transaction by the Company’s stockholders;

•	the accuracy of the Company’s and Imperial’s representations and warranties during the date of the Purchase Agreement to closing;

•	approval of the Asset Sale Transaction by the Company’s board of directors; and

•
the filing of a definitive version of this Information Statement with the United States Securities and Exchange Commission regarding the Asset Sale Transaction and the mailing of the definitive Information Statement to our shareholders.

The closing will take place on the fifth business day after the satisfaction or waiver of all of the conditions or at such other time as the parties agree.

Indemnification

The Company is obligated to indemnify Imperial in respect of all reasonable claims, liabilities, losses, costs, or expenses that arise from or relate to or are attributable to any of the following:

•	the settlement of any claim that any of the warranties made by the Company is untrue or misleading or has been breached;

•	any legal proceedings involving Imperial claiming that any of the warranties made by the Company is untrue or misleading or has been breached and in which judgment is given to Imperial; and

•	the enforcement of any settlement or proceeding described in the first and second bullet points.

Imperial is obligated to indemnify the Company in respect of damages or losses that arise from or relate to or are attributable to any of the following:

•	any claim that arose due to the actions or lack of actions or omissions after closing by Imperial or the Company and subsidiaries or each of their employees, agents, or successors in title;

•	an increase in the rates, method of calculation, or scope of taxation after the date of the Purchase Agreement;

•	any change in generally accepted accounting practice after the date of the Purchase Agreement; and

•	the passing of any legislation after the date of the Purchase Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding the beneficial ownership of our common stock as of January 17, 2008 by:

-	each of our directors and officers;

-	each person (including any group) who is known by us to own beneficially 5% or more of our common stock; and

-	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, shares of common stock subject to options warrants and any other type of convertible securities held by such person that are currently exercisable or exercisable within 60 days of January 17, 2008, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder. Percentage of ownership is based on 128,963,425 shares of common stock outstanding on January 17, 2008.

Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them.

Name, Address and Title	Total Number of Shares of Common Stock		Percentage Ownership of Common Stock (3)
Tiffany Chen Ming Yin Director Unit 3409 Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong	0	(1)(2)	*

Tang Chien Chang Chief Executive Officer, Director Unit 3409 Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong	0	(1)(2)	*

Dorothy Wong Chief Accounting Officer Unit 3409 Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong	0		*

All Directors and Executive Officers (3 persons)	0		*

Other 5% or Greater Owners:

Imperial International Limited Unit 3409 Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong	109,623,006	(2)	85%

Total of All Directors and Executive Officers and 5% or Greater Owners	109,623,006		85%
______________________
*Less than 1%

(1)
Chen Ming Yin, Tiffany, is a direct 0.71% shareholder of China Star, which is an indirect 49% owner of Together Again. Tang Chien Chang is indirectly a 50% owner of Colima, a 51% owner of Together Again. Imperial is 100% owned by Together Again. Imperial owns approximately 85% of China Entertainment Group.

(2)
Imperial is 100% owned by Together Again. Together Again is 51% owned by Colima, whose directors are Tang Chien Chang and Kim Min Sup, Mark. Colima is 50% owned by Stylish, whose director is Kim Min Sup, Mark; Stylish is 100% owned by Mantex, whose owner and director is Kim Min Sup, Mark. Colima is 50% owned by Givon Givon whose director is Tang Chien Chang; Givon is 100% owned by Chartwell, whose owner and director is Tang Chien Chang. Together Again is 49% owned by China Star, listed on the Main Board of The Stock Exchange of Hong Kong Limited. China Star is 0.71% owned directly by Ms. Chen Ming Yin, Tiffany; 16.78% owned by Porterstone, whose owner is Ms. Chen Min Yin, Tiffany; 1.23% owned by Mr. Heung Wah Keung, and 0.62% owned by Dorest Company Limited ("Dorest"). Dorest is 100% owned by Glenstone Investments Limited ("Glenstone"); Glenstone is 40% owned by Mr. Heung Wah Kueng, and 60% owned by Porterstone.

(3)	Figures may vary slightly due to rounding.

FINANCIAL STATEMENTS

Our financial statements for the fiscal year ended December 31, 2007 are included in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 14, 2008, and are incorporated herein by reference. Other filings we have made are also available at the website of the Securities and Exchange Commission at www.sec.gov.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements, or other information that we file with the Commission at the Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the Commission located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the Commission at www.sec.gov.

Unless the Company receives contrary instructions, only one copy of this Information Statement will be delivered to multiple security holders sharing an address. The Company will promptly deliver a separate copy of this Information Statement to any stockholder at a shared address upon written or oral request by such stockholder, and any stockholder who is receiving multiple copies of the Company’s mailings may request delivery of a single copy of such materials by written or oral request by such stockholder, at the following address or telephone number: Attn: Chief Executive Officer, China Entertainment Group, Inc., Unit 3409 Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong, telephone number 011-852-2313-1888.

No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Information Statement is dated _________________, 2008. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary.

ANNEX A

DATED 17th JANUARY, 2008

CHINA ENTERTAINMENT GROUP, INC.

and

IMPERIAL INTERNATIONAL LIMITED

_______________________________________

AGREEMENT
for the sale and purchase of 120 shares in
the issued share capital
of
Metrolink Pacific Limited
_______________________________________

Robertsons
57th Floor
The Center
99 Queen's Road Central
Hong Kong

THIS AGREEMENT IS MADE ON 17TH DAY OF JANUARY, 2008

BETWEEN:

(1)
CHINA ENTERTAINMENT GROUP, INC., a company incorporated in Nevada whose principal executive office is at Unit 3409, Shun Tak Centre, West Tower, 168-200 Connaught Road Central, Hong Kong (the "Vendor"); and

(2)
IMPERIAL INTERNATIONAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is at P.O. Box 71, Craigmuir Chambers, Road Town, Tortola, British Virgin Islands (the "Purchaser").

WHEREAS:

1.	The Company is a company established in the British Virgin Islands with limited liability details of which are set out in Schedule 1.

2.
At the date of this Agreement, the Vendor is the legal and beneficial owner of 120 issued shares in the registered capital of the Company representing 100% of the entire issued share capital of the Company.

3.
The Vendor has agreed to sell and the Purchaser has agreed to purchase 100% of the total issued and paid up capital of the Company from the Vendor on the terms and conditions contained in this Agreement.

5.	Upon Completion, the Purchaser will own 100% of the issued registered capital of the Company.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement, and in the Schedules, the following definitions are used:

"Company" means Metrolink Pacific Limited, a company incorporated in the British Virgin Islands;

"business day" means a day (not being a Saturday or days on which a typhoon signal No. 8 or black rainstorm warning is hosted in Hong Kong at 10:00 a.m.) on which banks are generally open for general banking business in Hong Kong;

"Companies Ordinance" means the Companies Ordinance, Chapter 32 of the Laws of Hong Kong;

"Completion" means completion of the sale and purchase of the Sale Shares in accordance with clause 5;

"Conditions" means the conditions specified in clause 3;

"Effective Date" means 31st December, 2007;

"Group" means the Company and its subsidiaries from time to time;

"Hong Kong" means the Hong Kong Special Administrative Region of the PRC;

"Parties" means the named parties to this Agreement and "Party" means any one of them;

"PRC" means the People’s Republic of China;

"Sale Shares" means in aggregate the 120 Shares to be sold by the Vendor to the Purchaser, representing 100% of the entire registered and issued capital of the Company;

"Shares" means ordinary shares in the registered capital of the Company;

"Warranties" means the representations and warranties set out in Schedule 2;

"US$" means the United States dollars;

1.2	In this Agreement, words and expressions defined in the Companies Ordinance shall be construed as having the meaning thereby attributed to them, save where the context otherwise requires.

1.3	In this Agreement, save where the context otherwise requires:

(A)	words in the singular shall include the plural, and vice versa;

(B)	the masculine gender shall include the feminine and neutral and vice versa;

(C)	a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association or to a person’s executors or administrators;

(D)	a reference to a clause, sub-clause, Schedule (other than to a schedule to a statutory provision) shall be a reference to a clause, sub-clause, Schedule (as the case may be) of or to this Agreement;

(E)	if a period of time is specified and dates from a given day or the day of an act or event, it shall be calculated exclusive of that day;

(F)	the headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement;

(G)	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms;

(H)	a document in the agreed form shall mean a document the form of which has been agreed by the parties hereto;

(I)	all warranties and obligations given or entered into by more than one person are given or entered into severally.

1.4	The designations adopted in the recitals and introductory statements preceding this clause apply throughout this Agreement and the Schedules.

2.	SALE AND PURCHASE

Subject to the terms and conditions of this Agreement, the Vendor shall, with effect from the Effective Date, sell as legal and beneficial owner and the Purchaser shall purchase or procure the purchase of, the Sale Shares, free from any option, charge, lien, equity, encumbrance, rights of pre-emption or any other third party rights whatsoever and together with all rights attached to them at the Effective Date or subsequently becoming attached to them.

3.	CONDITIONS

The provisions of this Agreement, other than this clause, clause 8 (Announcements), clause 10 (Costs), clause 11 (Notices) and clause 13 (Governing Law, Service of Process and Arbitration) are subject to each of the following conditions being satisfied in all respects (or waived):

(A)
no event having occurred since the date hereof to Completion, the consequence of which is to materially and adversely affect the financial position, business or property, results of operations or business prospects of the Group and such material adverse effect shall not have been caused;

(B)
the passing by the shareholders of the Vendor at a general meeting to be convened and held (if necessary) of an ordinary resolution to approve ratify and/or confirm this Agreement and the transaction contemplated hereunder; and

(C)	the Warranties remaining true and accurate and not misleading at Completion as if repeated at Completion and at all times between the date of this Agreement and Completion.

(D)	the passing of a board resolution of the board of the Purchaser approving the entering into of this Agreement and the transaction contemplated herein; and

(E)
the filing of a definitive version of a 14C with the United States Securities Exchange Commission regarding the transaction contemplated hereunder and having such been mailed to shareholders of the Vendor.

4.	CONSIDERATION

4.1	The total consideration payable to the Vendor for the sale and purchase of the Sale Shares shall be US$1.

4.2	The Consideration shall be payable by the Purchaser to the Vendor (or as it may direct) on Completion.

4.3	Payment of the Consideration or any part thereof shall be effected by the Purchaser paying cash to the Vendor (or as it may direct) for the Consideration or any part thereof.

5.	COMPLETION

5.1
Subject to continuing fulfilments (or waiver) of the Conditions specified in clause 3, Completion shall take place at the offices of the Purchaser at 4:00 p.m. (Hong Kong time) on the fifth business day after the fulfilment or waiver of the last of the Conditions specified in clause 3 or at such other place or time as the parties shall agree.

5.2	At Completion:

5.2.1	The Vendor shall deliver or cause to be delivered to the Purchaser:

(A)	duly executed transfer documents in respect of the Sale Shares transferring the Sale Shares to the Purchaser or its nominee together with the relevant share certificates;

(B)	resolution of the board of directors of the Company approving the registration of the Purchaser or its nominee(s) as members of the Company;

(C)	copy of board resolutions of the Vendor authorising and approving its execution of this Agreement;

(D)	all reasonably relevant approvals, consents, licences and/or permits required in relation to the transaction contemplated hereunder, and

(E)	written evidence of the shareholders of the Vendor having approved, ratified and/or confirmed this Agreement and the transactions contemplated herein.

5.2.2	The Purchaser shall pay the Consideration to the Vendor or as it may direct.

6.	WARRANTIES

6.1
The Vendor represents and warrants to the Purchaser that each of the Warranties is as at the date hereof true and correct and not misleading in any material respects and each of those warranties shall be construed as a separate warranty.

6.2	The Warranties shall be deemed to be repeated at Completion and any express or implied reference therein to the date of this Agreement shall be replaced by a reference to the date of Completion.

6.3	The Purchaser’s rights in respect of each of the Warranties shall survive Completion and continue in full force and effect notwithstanding Completion.

6.4	The Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Clause or anything in this Agreement.

6.5	The Vendor shall immediately disclose to the Purchaser any matter or thing which becomes known to it after the date of this Agreement which would render any of them untrue.

6.6
The Purchaser shall be entitled to claim after Completion that any of the Warranties is or was untrue or misleading or has or had been breached and Completion shall not in any way constitute a waiver of any of the Purchaser’s rights.

6.7
The Vendor undertakes to indemnify and keep indemnified the Purchaser from and against all reasonable claims, liabilities, losses, costs and expenses which the Purchaser may suffer or incur or which may be made against the Purchaser either before or after the commencement of and arising out of, or in respect of, any action in connection with:-

(A)	the settlement of any claim that any of the Warranties is untrue or misleading or has been breached;

(B)	any legal proceedings taken by the Purchaser claiming that any of the Warranties is untrue or misleading or has been breached and in which judgement is given for the Purchaser; and

(C)	the enforcement of any such settlement or judgement.

6.8	The Vendor shall not be liable in respect of a Relevant Claim:

(A)	if it would not have arisen but for anything voluntarily done or omitted to be done after Completion by the Purchaser or the Group or its employees, agents or successors in title;

(B)	to the extent that it arises or is increased as a result only of:

(i)	an increase in the rates, method of calculation or scope of taxation after the date of this Agreement; or

(ii)	any change in generally accepted accounting practice after the date of this Agreement; or

(iii)	the passing of any legislation, or making of any subordinate legislation after the date of this Agreement.

6.9	The Purchaser shall:

(A)	immediately notify the Vendor in writing of any Relevant Claim and of any claim or matter which gives or may give rise to a Relevant Claim;

(B)	at all times disclose in writing to the Vendor all information and documents relating to any claim or matter which gives or may give rise to a Relevant Claim;

(C)	take such action as the Vendor may reasonably require to avoid, resist, contest or compromise any claim or matter which gives or may give rise to a Relevant Claim; and

(D)
not settle, make any admission of liability nor compromise any claim or matter which gives or may give rise to a Relevant Claim without the prior written consent of the Vendor, such consent not to be unreasonably withheld or delayed.

7.	PURCHASER’S WARRANTIES

The Purchaser represents and warrants to the Vendor that:

(A)
the Purchaser has full power and authority to enter into and perform this Agreement and the provisions of this Agreement, when executed, shall constitute valid and binding obligations on the Purchaser, in accordance with its terms;

(B)	the execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement shall neither:

(i)	result in a breach of any provision of its Memorandum or Articles of Association or equivalent constituted document; nor

(ii)	result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which the Purchaser is bound;
(C)
save as provided in this Agreement, all consents, permissions, approvals and agreements of third parties which are necessary or desirable for the Purchaser to obtain in order to enter into and perform this Agreement in accordance with its terms have been unconditionally obtained in writing and have been disclosed in writing to the Vendor.

8.	ANNOUNCEMENTS

8.1
Save as provided in this Agreement, neither party shall release any announcement, or despatch any circular, relating to this Agreement unless as required by law or the rules of any regulatory body of which it is a member.

8.2
The Parties hereby undertake that they shall each use all reasonable endeavours to supply such information as may be reasonably necessary to be included in the documents to be despatched or the announcements to be issued take respective responsibility for such information and authorise the publication, despatch and/or release of such documents and announcements.

9.	MISCELLANEOUS

9.1	None of the Parties may assign its rights under this Agreement and this Agreement shall be binding on and enure for the benefit of the Parties’ successors, assigns and personal representatives.

9.2	Time shall be of the essence of this Agreement.

9.3
This Agreement represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the Parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

9.4
Each Party confirms that, except as provided in this Agreement, no party has relied on any representation or warranty or undertaking which is not contained in this Agreement and, without prejudice to any liability for fraudulent misrepresentation, no Party shall be under any liability or shall have any remedy in respect of misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement.

9.5	So far as it remains to be performed this Agreement shall continue in full force and effect notwithstanding Completion.

9.6
In the event that any provision of this Agreement shall be void or unenforceable by reason of any provision of applicable law, it shall be deleted and the remaining provisions hereof shall continue in full force and effect and if necessary, be so amended as shall be necessary to give effect to the spirit of this Agreement so far as possible.

9.7
Each of the Parties shall after Completion execute all such deeds and documents and do all things as the other Parties may reasonably require for perfecting the transactions intended to be effected under or pursuant to this Agreement.

9.8	This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same instrument and is binding on each and every party.

10.	COSTS

The Parties shall pay their own costs in connection with the preparation and negotiation of this Agreement and any matter contemplated by it.

11.	NOTICES

11.1	A notice, approval, consent or other communication in connection with this Agreement:

(A)	must be in writing; and

(B)
must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Hong Kong) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this Clause or if the addressee notifies another address or facsimile number in Hong Kong then to that address or facsimile number.

11.2	The address and facsimile number of each Party is:

The Vendor

Address :	Unit 3409, Shun Tak Centre, West Tower
168-200 Connaught Road Central
Hong Kong

Facsimile :	21919890

Attention :	Mr. Tang Chien Chang

The Purchaser

Address:	c/o 57th Floor, The Center, 99 Queen's Road Central, Hong Kong
Facsimile:	28685820
Attention:	Mr. Warren Ko (ref: 841133)

11.3
A notice, approval, consent or other communication shall take effect from the time it is received (or, if earlier, the time it is deemed to be received in accordance with sub-clause 11.4) unless a later time is specified in it.

11.4	A letter or facsimile is deemed to be received:

(A)	in the case of a posted letter, unless actually received earlier, on the third (seventh, if posted to or from a place outside Hong Kong) day after posting; and

(B)
in the case of facsimile, on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

12.	GOVERNING LAW, SERVICE OF PROCESS AND JURISDICTION

12.1	This Agreement is governed by, and shall be construed in accordance with, Hong Kong law.

12.2
The Purchaser hereby irrevocably appoints Robertsons of 57th Floor, The Center, 99 Queen's Road Central, Hong Kong as its agent to accept service of legal process on its behalf. The Purchaser irrevocably agrees that if its process agent ceases to have an address in Hong Kong or ceases to act as its process agent, it shall appoint a new process agent acceptable to the other Parties and shall deliver to each of the other Parties within 14 days a copy of written acceptance of appointment by the new process agent.

12.3
The Vendor hereby irrevocably appoints Robertsons of 57th Floor, The Center, 99 Queen's Road Central, Hong Kong as its agent to accept service of legal process on its behalf. The Vendor irrevocably agrees that if its process agent ceases to have an address in Hong Kong or ceases to act as its process agent, it shall appoint a new process agent acceptable to the other Parties and shall deliver to each of the other Parties within 14 days a copy of written acceptance of appointment by the new process agent.

12.4
Subject to clause 12.2 and 12.3, each Party agrees that without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any Party by being delivered to or left for that Party at its address for service of notices under Clause 11 and each Party undertakes to maintain such an address at all times and to notify the other Party in advance of any change from time to time of the details of such address in accordance with the manner prescribed for service of notices under clause 11.

12.5
The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts. Each of the parties hereto also irrevocably agrees to waive any objection which it may at any time have to the laying of the venue of any proceedings in the Hong Kong Courts and any claim that any such proceedings have been brought in an inconvenient forum.

IN WITNESS of which the Parties have executed this Agreement on the date first mentioned above.

SIGNED by	)	/s/ Tang Chien Chang
for and on behalf of	)
CHINA ENTERTAINMENT GROUP, INC.	)
in the presence of:-)

SIGNED by	)	/s/ Chen Ming Yin, Tiffany
for and on behalf of	)
IMPERIAL INTERNATIONAL LIMITED	)
in the presence of:-)

SCHEDULE 1

DETAILS OF THE COMPANY

Name	:	Metrolink Pacific Limited

Country of incorporation	:	British Virgin Islands

Company No.	:	613977

Authorised Share Capital	:	US$50,000 divided into 50,000 ordinary shares of US$1 each

Issued Share Capital	:	120 ordinary shares

Registered Office	:	OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands

Directors	:	Ms Chen Ming Yin, Tiffany
Mr. Tang Chien Chang
Mr. Kim Min Sup, Mark

Shareholders:	:	China Entertainment Group, Inc. - 120 ordinary shares

SCHEDULE 2

REPRESENTATIONS AND WARRANTIES

Subject to the matters referred to herein and save as disclosed to the Purchaser in writing, the Vendor hereby represents, warrants and undertakes to the Purchaser that all statements of fact set out in this Schedule or otherwise contained in this Agreement are true and accurate in all material respects as at the date hereof and at Completion.

Unless the context requires otherwise, the representations, warranties and undertakings contained in this Schedule 2 in relation to the Company shall be deemed to be repeated mutatis mutandis in relation to each of the member of the Group.

1.	GENERAL INFORMATION AND POWERS OF THE VENDOR

1.1
the Vendor has full power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and (where relevant) all corporate and other actions required to authorise its execution of this Agreement and its performance of its obligations hereunder have been duly taken and this Agreement will, when executed by the Vendor, be a legal, valid and binding agreement on it and enforceable in accordance with the terms hereof;

1.2
the execution, delivery and performance of this Agreement by the Vendor does not and will not violate in any respect any provision of (i) any law or regulation or any order or decree of any governmental authority, agency or court of the United States of America or elsewhere or any part thereof prevailing as at the date of this Agreement and as at Completion; (ii) the laws and documents incorporating and constituting the Company prevailing as at the date of this Agreement and as at Completion; or (iii) any mortgage, contract or other undertaking or instrument to which the Vendor is a party or which is binding upon it/him/her or any of its/his/her assets, and does not and will not result in the creation or imposition of any encumbrance on any of its/his/her assets pursuant to the provisions of any such mortgage, contract or other undertaking or instrument;

1.3
no consent (save as disclosed herein) of a person or body or filing or registration with or other requirement of any governmental department authority or agency in the United States of America or any part thereof is required by the Vendor in relation to the valid execution, delivery or performance of this Agreement (or to ensure the validity or enforceability thereof) and the sale by the Vendor of the Sale Shares;

2.	COMPLIANCE WITH LEGAL REQUIREMENTS

2.1
the Company has duly and properly complied with all filing and registration requirements in respect of corporate or other documents imposed under the relevant laws of the jurisdiction in which it was incorporated;

2.2
the statutory books and minute books of the Company have been properly written up and compliance has been made with all legal requirements concerning the Company and all issues of shares, debentures or other securities thereof;

2.3
the register of members/shareholders of the Company is correct and the Company has not received any application or request for rectification of its register of members/shareholders and, so far as the Vendor is aware, no circumstances which might lead to any such application or request for rectification of such register to be made have arisen or occurred;

3.	CORPORATE MATTERS

3.1
the Company has been duly established and is validly existing and no order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets. The Company is not insolvent nor unable to pay its debts, no receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof, no power to make any such appointment has arisen, the Company has taken no steps to enter liquidation and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Company;

3.2
the Vendor is the beneficial owner of the Sale Shares free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever and the Company has not exercised any lien over any of its issued shares and there is no outstanding call on any of the Sale Shares and all of the Sale Shares are fully paid;

3.3	the Sale Shares constitute 100% of all the entire registered capital of the Company;

3.4	save as disclosed herein, the Company has no and never has had any subsidiary or shares in or stock of any company;

3.5	the Company has never reduced, repaid, redeemed or purchased any of its share capital;

3.6
there are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Sale Shares;

3.7
the copies of the Memorandum and Articles of Association of the Company are accurate and complete in all respects and have attached to them copies of all resolutions and agreements which are required to be so attached. The Company has complied with its Memorandum and Articles of Association in all respects, has full power, authority and legal right to own its assets and carry on its business and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised;

3.8
the Register of Members and all other statutory books of the Company are up to date and contain true full and accurate records of all matters required to be dealt with therein and the Company has not received any notice of any application or intended application for rectification of the Company’s register and all annual or other returns required to be filed with the relevant companies registry have been properly filed within any applicable time limit and all legal requirements relating to the issue of shares and other securities by the Company have been complied with.